EXHIBIT 10.4(B)

                      STOCK PLEDGE AND SECURITY AGREEMENT
                      -----------------------------------

                           Dated as of March 6, 2000



          This STOCK PLEDGE AND SECURITY AGREEMENT ("this Agreement") is made as of the date set forth above (the "date hereof") by MANUEL D. MEDINA, an individual having an address at 2601 South Bayshore Drive, Coconut Grove, Florida 33133 (the "Pledgor") to and in favor of OCEAN BANK, a Florida-chartered bank (the "Bank").

                                  BACKGROUND
                                  ----------

          (A) The Pledgor and Terremark Fortune House #2, Ltd., a Florida limited partnership, (collectively, the "Borrowers", each a "Borrower") are or may become indebted to the Bank pursuant to and as evidenced by a Revolving Promissory Note, dated on or about the date hereof, in the face principal amount of U.S.$15,000,000 (together with any renewals and modifications thereof and substitutions therefor, the "Note") and a related Credit Agreement, of even date therewith, between the Borrowers and the Bank (as amended or restated from time to time, the "Credit Agreement").

         (B) The Pledgor is the owner of 510,214 shares (the "Initial Shares") of the common stock of Terremark Holdings, Inc., a Florida corporation, evidenced by stock certificate no. 3-A (the "Initial Stock Certificate").

         (C) The Pledgor expects that, through a merger (the "Merger") conducted pursuant to an Agreement and Plan of Merger, dated November 24, 1999, between Terremark Holdings, Inc. and Amtec, Inc. (the "Merger Agreement"), the Initial Shares will be converted into approximately 31,418,979 shares of Amtec, Inc. which will be renamed Terremark Worldwide, Inc. (all shares of Amtec or Terremark Worldwide, Inc. which the Pledgor receives or is entitled to receive in connection with the Merger being the "Converted Shares," the Initial Shares and the Converted Shares being collectively the "Shares," and Terremark Holdings, Inc., Amtec, Inc. and Terremark Worldwide, Inc. each being an "Issuer").

                                  AGREEMENTS
                                  ----------

          In consideration of the premises and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged) and in order to induce the Bank to make loans to the Borrowers, the Pledgor hereby agrees as follows:

          ss.1. Pledge. The Pledgor hereby pledges to the Bank, and grants to the Bank a security interest in, the following, whether now owned by the Pledgor or hereafter acquired by it, and whether now or hereafter existing (the "Pledged Collateral"): (a) the Shares, the Initial Stock Certificate and any and all other instruments at any time evidencing any of the Shares, and all dividends, interest, cash, instruments and other property from time to time received, receivable or

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
EXHIBIT 10.4(B)

otherwise distributed in respect of or in exchange for any or all of the Shares;
(b) all stock and subscription rights to which the Pledgor is or may become entitled on account of the Shares; (c) without limiting the generality of clauses (b) and (d), all the Pledgor's rights under the Merger Agreement; and
(d) all proceeds of any of the foregoing.

          ss.2. Security for Obligations. This Agreement secures the payment of any and all present or future obligations and liabilities of either or both of the Borrowers to the Bank evidenced by or arising under the Note or the Credit Agreement (whether for principal, interest, fees, expenses or otherwise), all obligations of the Pledgor arising under this Agreement and all other obligations or liabilities of the Borrower or the Pledgor to the Bank, whether now existing or hereafter arising, whether joint or several and however evidenced (all such obligations and liabilities referred to in this ss.2 being the "Obligations").

          ss.3. Delivery of Pledged Collateral. The Stock Certificate and any and each other certificate or instrument now or hereafter representing or evidencing any part of the Pledged Collateral shall, when this Agreement is executed or, if later, when such certificate or instrument is issued, be delivered to the Bank at its office in Miami, Florida and shall thereafter be held by or on behalf of the Bank pursuant hereto. Each such certificate or instrument shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. If and at any time after an event described in ss.13 hereof or a default or an Event of Default (as described or defined in the Credit Agreement) shall have occurred, the Bank shall have the right, in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Bank or any of its nominees any or all of the Pledged Collateral and the Pledgor shall fully cooperate with any such transfer or registration. In addition, the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations. The Pledgor shall ensure that all Shares and other shares included in the Pledged Collateral are certificated at all times.

         ss.4. Dividends, Profits and Other Distributions; Changes in Capital Structure.
         (a) The Pledgor authorizes the Bank: (i) to receive any increase in or dividends or profits on the Pledged Collateral and to hold the same as part of the Pledged Collateral; and (ii) to receive any distribution upon dissolution and liquidation of the Issuer, to surrender such Pledged Collateral or any part thereof in exchange therefor, and to hold the net cash receipts from any such distribution as part of the Pledged Collateral. If the Pledgor receives any such dividend increase, profits or distribution, the Pledgor shall, promptly and without the Bank's request, deliver the same promptly to the Bank to be held by the Bank in the same manner as, and as part of, the Pledged Collateral. When this Agreement is executed and before the Merger is consummated (and, upon the Bank's request at any other time), the Pledgor shall instruct each Issuer to make payment of any dividends or other distributions pertaining to the Pledged Collateral directly to the Bank.

          (b) If during the term of this Agreement, any share dividend, reclassification, readjustment, stock split or other change is declared or made in the capital structure of the Issuer,

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
EXHIBIT 10.4(B)

all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be held by the Bank under the terms of this Agreement in the same manner as, and as part of, the Pledged Collateral, but nothing herein shall be construed as authorizing such change unless it is pursuant to the Merger Agreement in the form heretofore furnished by the Pledgor to the Bank.


          (c) If, during the term of this Agreement, subscription warrants or any other rights or options are issued in connection with the Pledged Collateral, such warrants, rights, and options shall be immediately assigned by the Pledgor to the Bank, and, if exercised by the Pledgor, all new shares or other securities so acquired by the Pledgor shall be immediately assigned to the Bank to be held under the terms of this Agreement in the same manner as, and as part of, the Pledged Collateral.

          (d) The Bank acknowledges that, in connection with the Merger, the Bank may take and require whatever steps and measures it considers prudent to ensure that there is no lapse in the perfection of its security interest in the Shares and that its rights and interests hereunder are otherwise fully protected.

          ss.5. Voting Rights. So long as no Event of Default (as defined or described in the Credit Agreement) shall have occurred and be continuing, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not detrimental to the Bank's rights hereunder and not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise or omit to exercise any such right if, in the Bank's reasonable judgment, such action or omission (as the case may be) would have a material adverse effect on the value of the Pledged Collateral or any part thereof. However, upon the occurrence and during the continuance of an Event of Default (as defined or described in the Credit Agreement), all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to ss.5 shall, upon notice to the Pledgor by the Bank, cease and all such rights shall thereupon become vested in the Bank who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual.

         ss.6. Pledgor's Covenants. As long as any of the Obligations remain unpaid, the Pledgor:

          (a) Shall defend the Pledged Collateral against the claims and demands of all other parties; shall keep the Pledged Collateral free of all security interests or other encumbrances, except the security interest created hereby; and shall not sell, transfer, assign, deliver or otherwise dispose of any of the Pledged Collateral or any interest therein without the prior written consent of the Bank;


         (b) Shall notify the Bank promptly in writing of any change in the Pledgor's address specified above;

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
EXHIBIT 10.4(B)

         (c) Shall pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Pledged Collateral;

          (d) Shall promptly secure from the board of directors or management of the Issuer and deliver to the Bank whatever waivers or consents the Bank considers would or might be necessary in connection with any future disposition of the Pledged Collateral pursuant to ss.13 hereof; and

          (e)   Shall not permit any material amendment of the Merger Agreement.

         ss.7. Representations and Warranties. The Pledgor represents and warrants (and, as long as any of the Obligations shall not have been paid in full, shall be deemed continuously to warrant) to the Bank as follows:

          (a) The Pledgor is the sole legal and beneficial owner of all the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and certain restrictions against sale included in the Merger Agreement.

          (b) Except such as have heretofore been obtained, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person (including any party to the Merger Agreement or any related stock purchase agreement) is required either (i) for the perfected pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Bank of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

          (c) The pledge of the Pledged Collateral pursuant hereto creates a valid and perfected, first-priority security interest in the Pledged Collateral securing payment of the Obligations under all applicable or potentially applicable law.

          (d) The Pledgor has received adequate consideration and equivalent value for executing and delivering this Agreement, will not be rendered insolvent thereby and will not be left undercapitalized thereby. This Agreement is the legal, valid and binding obligation of the Pledgor enforceable against it in accordance with its terms.

          (e) The Initial Shares are, and, upon their issuance the Converted Shares will be, validly issued, fully paid and non-assessable.

          ss.8. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect or protect any security interest granted or purported to be

EXHIBIT 10.4(B)

granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

          ss.9. Transfers and Other Liens. The Pledgor agrees that it will not
(i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest created under this Agreement.

         ss.10. Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Bank's discretion to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to exchange the Shares for shares of Amtec, Inc., Terremark Worldwide, Inc. or any other company (pursuant to the Merger Agreement or otherwise).

          ss.11. Bank May Perform. If the Pledgor fails to perform any agreement contained herein and the applicable grace period, if any, expires, the Bank may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Pledgor under ss.15 hereof.

          ss.12. Reasonable Care. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Bank accords its own property, it being understood that the Bank shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any of the Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

          ss.13. Remedies upon Default. If and at any time after the Borrower fails to make when due any payment of principal of or interest on the Note, an Event of Default as defined or described in the Credit Agreement occurs, the Pledgor defaults in the performance of any covenant or warranty hereunder, or any representation of the Pledgor to the Bank proves to be inaccurate or misleading:

          (a) The Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of Florida at that time, and the Bank may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future

EXHIBIT 10.4(B)

delivery, and upon such other terms as the Bank may deem commercially reasonable. To the maximum extent permitted by applicable law, the Pledgor waives any right it may have to notification of the sale or other disposition of the Pledged Collateral. The Pledgor agrees that, to the extent notification of sale shall be required by law and cannot be waived, at least seven calendar days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Pledged Collateral regardless of notification of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Bank as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Bank, be held by the Bank as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to ss.15) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect.

         ss.14. Registration Rights. If the Bank determines to exercise its right to sell all or any of the Pledged Collateral pursuant to ss.13, the Pledgor agrees that, upon request of the Bank, the Pledgor will, at its own expense, with regard to any Converted Shares:

          (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Bank, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act") , and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Bank, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Bank;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

EXHIBIT 10.4(B)

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Bank by reason of the failure by the Pledgor to perform any of the covenants contained in this ss.14 and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Bank shall demand compliance with this ss.14.

          ss.15. Expenses. The Pledgor shall, upon demand, pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Bank may incur in connection with: (i) the negotiation, preparation and signing of the Note and this Agreement; (ii) the perfection of the Bank's security interest in the Pledged Collateral; (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral; (iv) the exercise or enforcement of any of the rights of the Bank hereunder; or (v) the failure by the Pledgor to perform or observe any of the provisions hereof.

          ss.16. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the waiver or consent is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          ss.17. Addresses for Notices. All notices, demands or other communications to the Pledgor in connection herewith shall be sufficiently given if mailed, hand-delivered or telecopied to the Pledgor at the address specified at the head of this Agreement (or, if no address is specified there, the address appearing in the Bank's records) or such other place of which the Pledgor may from time to time notify the Bank. Any such mailed notice shall be deemed to have been given when placed in the United States mails and any such telecopied or hand-delivered notice shall be deemed to have been given when received or rejected.

          ss.18. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) remain in full force and effect until payment in full of the Obligations and its release in writing by the Bank and thereafter as long as any payment of or recovery against or with respect to the Obligations might, in the Bank's judgment, be rescinded or otherwise required to be returned by the Bank for any reason, including the bankruptcy, insolvency or reorganization of the Borrower,
(ii) be binding upon the Pledgor, his heirs, personal representatives, successors and assigns, and (iii) inure to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may assign or otherwise transfer any of the Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise.

EXHIBIT 10.4(B)

         ss.19. Security Interest Absolute. All rights of the Bank and assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of any other agreement or instrument relating to or giving rise to any of the Obligations;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any other agreement or instrument giving rise to any of the Obligations;

         (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

         (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a third party pledgor.

         ss.20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any conflict-of-law rule or principle that would give effect to the laws of another jurisdiction.

         ss.21. Consent to Jurisdiction.

          (a) The Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Florida State or Federal court sitting in Miami-Dade County, Florida or Broward County, Florida over any action or proceeding arising out of or relating to this Agreement. The Pledgor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. The Pledgor hereby irrevocably appoints Brian Goodkind, Esq., 2601 South Bayshore Drive, PH-1B, Coconut Grove, Florida 33133, as its agent to accept and forward such service to the Pledgor of copies of the summons and complaint and any other process which may be served in any such action or proceeding. As an alternative method of service, the Pledgor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of a copy of such process to the Pledgor at its address as set forth below. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this ss.21 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Pledgor or its property in the courts of other jurisdictions.

EXHIBIT 10.4(B)

          (c) To the extent that the Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, attachment prior to judgment, execution or otherwise) with respect to itself or its property, the Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

         ss.22. WAIVER OF JURY TRIAL. THE PLEDGOR AND (BY ACCEPTANCE HEREOF) THE BANK EACH WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATING TO THIS AGREEMENT.

          IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Agreement as of the date first above written.


Witnessed by:

___________________________
                                ___________________________________________
                                Manuel D. Medina
___________________________


STATE OF FLORIDA                  )
                                  )   SS:
COUNTY OF MIAMI-DADE              )


         The foregoing instrument was acknowledged before me this_____ day of _______________, 2000 by Manuel D. Medina. He is personally known to me or has produced __________________________________ as identification.

                                  ________________________________________
                                  Notary Public,__________________________
                                  Print Name: ____________________________


My commission expires:              (SEAL)